Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
      In connection with the Annual Report of Chief Consolidated Mining Company (the “Company”) on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly present , in all material respects, the financial condition and results of operations of the Company.

Dated: July 30, 2009	/s/ Gordon Blankstein
Gordon Blankstein, CEO (Principal Executive Officer)

/s/ Jeff Bates
Jeff Bates, Chief Financial Officer (Principal Financial Officer)